UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2009

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 10, 2009, First State Bancorporation and its wholly owned subsidiary, First Community Bank (the "Company") and Great Western Bank, a South Dakota-based subsidiary of National Australia Bank, entered into a branch purchase agreement under which First State Bancorporation and First Community Bank will sell Great Western Bank their twenty branches located in Colorado. Under the terms of the agreement, Great Western Bank will acquire approximately $444 million in selected loans, $477 million in deposits, and approximately $19 million in fixed assets. These amounts are based on balances at December 31, 2008.   Final balances to be transferred will be adjusted as of the closing date of the transaction. The transaction includes a premium on deposits of approximately $28 million and is expected to result, after transaction costs and the write-off of the core deposit intangible, in a pre-tax gain of approximately $16 million. The transac-tion excludes approximately $209 million in loans, which consist primarily of construction, acquisition and development, and non-accrual loans. These loans will continue to be serviced by First State personnel in Colorado until they are paid off or are sold.   First State will also retain all Certificate of Deposit Account Registry ("CDARS") and certain other deposits. The sale of the branches, which is subject to regulatory approval, is expected to close late in the second quarter of 2009.

Item 2.05.    Costs Associated with Exit or Disposal Activities

On March 10, 2009, First State Bancorporation and First Community Bank executed the branch purchase agreement referred to in Item 1.01 of the report. The discussion in Item 1.01 is incorporated into this Item by this reference.

As a result of entering into this transaction, the Company estimates it will incur pre-tax legal and investment banking charges between $800,000 and $900,000 and pre-tax employment contract termination costs between $600,000 and $800,000.

Item 8.01.    Other Events

On March 11, 2009, First State Bancorporation issued a press release announcing the sale of the Colorado branches and the withdrawal of its TARP application through the U.S. Treasury Department. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain statements in this Form 8-K are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on management's current expectations or predictions of future results or events. We make these forward-looking statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this report which relate to performance, development or activities that we expect or anticipate will or may happen in the future, are forward looking statements. The discussions regarding the timing of the closing of the Colorado branch sale transaction and the estimated costs related to the transaction are forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties and are based on numerous assumptions. They are not guarantees of future performance. A number of important factors could cause actual results to differ materially from those in the forward-looking statement including events and conditions related to the closing of the transaction described in this Report and in the Agreement. Forward-looking statements contained herein are made only as of the date made, and we do not undertake any obligation to update them to reflect events or circumstances after the date of this report to reflect the occurrence of unanticipated events.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors are included in our Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit 99.1 First State Bancorporation press release dated March 11, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: March 11, 2009	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	First State Bancorporation press release dated March 11, 2009